UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 3, 2012

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Ontario, Canada (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

45 St. Clair West, Suite 400, Toronto, Ontario, Canada M4V 1K9
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (416) 848-1171

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective July 3, 2012, Kingsway Financial Services Inc. (“Kingsway” or the “Company”) filed an amendment to the Company's Articles of Incorporation to provide for reverse stock split, or share consolidation, at a ratio of one (1) post-consolidation share for every four (4) of the Company's common shares that were issued and outstanding on the effective date of the amendment . The shareholders of Kingsway approved the authority of Kingsway's Board of Directors to effect the consolidation at its annual and special meeting of shareholders held on May 31, 2012, as previously announced in Kingsway's Current Report on Form 8-K filed on June 5, 2012.

As a result of the consolidation, every four (4) of the Company's common shares that are issued and outstanding on the Effective Date will be automatically combined into one (1) issued and outstanding common share, without any change in the par value of such shares. Any fractional shares resulting from the consolidation will be rounded up to the nearest whole. The consolidation will have the effect of reducing the number of common shares of the Company issued and outstanding from approximately 52 million shares pre-consolidation to approximately 13 million shares post-consolidation.
The foregoing description of the consolidation is qualified in its entirety by reference to the Certificate of Amendment providing for the consolidation, as filed with the Director under the Ontario Business Corporation Act, a copy of which is filed as Exhibit 3.1 hereto and is incorporated into this report by reference.

Item 8.01. Other Events

On July 3, 2012, Kingsway issued a press release announcing that it has implemented a consolidation of the Company's common stock at a ratio of one (1) post-consolidation share for every four (4) pre-consolidation shares.
The Company's common shares will continue to be traded on the Toronto Stock Exchange and the New York Stock Exchange under the symbol "KFS" and commenced trading on a post-consolidated basis under a new CUSIP number on both the Toronto Stock Exchange and the New York Stock Exchange when markets opened on July 5, 2012.

A copy of the press release announcing the consolidation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01		Financial Statements and Exhibits.
(d)	Exhibits
	3.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services, Inc. effective July 3, 2012
	99.1	News Release Dated July 3, 2012 - Kingsway Implements Previously Announced Share Consolidation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

July 6, 2012	By:
Larry G. Swets, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services, Inc. effective July 3, 2012
99.1	News Release Dated July 3, 2012 - Kingsway Implements Previously Announced Share Consolidation